EXHIBIT 10.27

                      SECOND AMENDMENT TO ACCOUNT TRANSFER
                             AND PURCHASE AGREEMENT

     THIS SECOND AMENDMENT TO ACCOUNT TRANSFER AND PURCHASE AGREEMENT (this "Amendment") is entered into by and between H.E.R.C. PRODUCTS INCORPORATED, a Delaware corporation, and H.E.R.C. CONSUMER PRODUCTS, INC., an Arizona corporation (collectively the "Seller"), S. Steven Carl (the "Guarantor") and KBK FINANCIAL, INC., a Delaware corporation ("KBK").

WHEREAS, Seller and KBK entered into that certain Account Transfer and Purchase Agreement dated as of September 22, 1997, as amended from time to time (collectively, the "Purchase Agreement"); and

WHEREAS, pursuant to the Purchase Agreement the parties have provided for the terms and conditions under which KBK may from time to time purchase certain of Seller's accounts; and

WHEREAS, the Purchase Agreement and all other documents securing, governing, guaranteeing and/or pertaining to the Purchase Agreement are hereinafter referred to collectively as the "Purchase Documents"; and

WHEREAS, the parties hereto now desire to modify the Purchase Agreement as hereinafter provided;

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

Section 1.01 The terms used in this Amendment to the extent not otherwise defined herein shall have the same meanings as in the Purchase Agreement.

                                   ARTICLE II

                                   Amendments

Section 2.01 Effective as of the date hereof, Section 1 of the Purchase Agreement is hereby amended in its entirety to read as follows:

"1. OFFER OF ACCOUNTS. At its election from time to time during the term of this Agreement, Seller agrees to offer for sale to KBK certain of its accounts arising out of sales of goods, or services rendered, by Seller, and to sell to KBK on the terms set forth in this Agreement such of the offered accounts as KBK may accept for purchase in the State of Texas. KBK shall have the absolute right in its sole discretion to reject any or all offered accounts, whether or not KBK has previously purchased accounts of any particular account debtor hereunder.
The parties agree that, without the prior consent of KBK, the maximum Gross Amount (as defined below) of accounts that KBK may purchase hereunder at any time, together with the Gross Amount of accounts previously purchased by KBK from Seller hereunder which then remain outstanding, will not exceed One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) (the "Facility Amount"). KBK's consent to purchase accounts in excess of such amount may be evidenced by KBK's acceptance for purchase of such offered accounts."


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Section 2.02 Effective as of the date hereof, the second paragraph of Section 12 of  the Purchase Agreement is hereby amended in its entirety to read as follows:

"Seller hereby agrees to pay to KBK a termination fee equal to two percent (2.0%) of the Facility Amount (the "Termination Fee") and the payment shall be an obligation of Seller secured under Section 7 hereof. This Termination Fee is payable upon termination of this Agreement by Seller for any reason or upon termination by KBK at its election for the reasons set forth in the second sentence of Section 13 below. However, if this Agreement is so terminated after May 19, 2004, but before May 19, 2005, one-half of the Termination Fee shall be waived. If the Agreement is terminated after May 19, 2005, all of the Termination Fee shall be waived."

                                   ARTICLE III

           Representations, Warranties, Ratification and Reaffirmation

Section 3.01 Seller hereby represents and warrants that: (i) the representations and warranties contained in the Purchase Agreement are true and correct on and as of the date hereof as though made on and as of the date hereof, and
(ii) no event has occurred and is continuing that constitutes an Event of Default or would constitute an Event of Default but for the requirement of notice or lapse of time or both.

Section 3.02 The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Purchase Agreement, but except as expressly modified and superseded by this Amendment, the terms and provisions of the Purchase Agreement are ratified and confirmed and shall continue in full force and effect, Seller hereby agreeing that the Purchase Agreement and the other Purchase Documents are and shall continue to be outstanding, validly existing and enforceable in accordance with their respective terms.

Section 3.03 Guarantor previously executed that certain Limited Guaranty (the "Guaranty Agreement") dated September 22, 1997, for the benefit of KBK to unconditionally guarantee the payment by Seller of certain losses incurred by KBK under the Purchase Agreement, as more fully described therein. Guarantor, by executing this Amendment, hereby consents to this Amendment and agrees that, notwithstanding the execution of this Amendment, the Guaranty Agreement remains in full force and effect and the obligations thereunder remain valid and binding against Guarantor. Guarantor acknowledges and agrees that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of the Guaranty Agreement or the obligations created or evidenced thereby.

                                   ARTICLE IV

                                  Miscellaneous

Section 4.01 Each of the Purchase Documents is hereby amended so that any reference in the Purchase Documents to thePurchase Agreement shall mean a reference to the Purchase Agreement as amended hereby.

Section 4.02 This Amendment may be executed simultaneously in one or more counterparts, each of shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telecopy also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

Section 4.03 The Agreement and this Amendment have been entered into in Tarrant County, Texas and shall be performable for all purposes in, Tarrant County, Texas. THE AGREEMENT, AS AMENDED HEREBY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to the Agreement, as amended hereby, and venue in any such dispute shall be the courts located in Tarrant County, Texas. Section 4.04 This Amendment shall not become effective until executed by KBK.


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Section  4.05  Seller agrees to pay KBK a fee equal to One Thousand Five Hundred and NO/100 Dollars ($1,500.00) contemporaneously with the effectiveness of this Amendment in consideration of the financial accommodations provided by KBK to Seller contained herein.

     EXECUTED  as  of  May  19,  2003.

                                           SELLER:

                                           H.E.R.C.  PRODUCTS  INCORPORATED

                                           By:
                                           Name:  S.  Steven  Carl
                                           Title:  Chief  Executive  Officer

                                           H.E.R.C.  CONSUMER  PRODUCTS,  INC.

                                           By:
                                           Name:  S.  Steven  Carl
                                           Title:  Chief  Executive  Officer

                                           GUARANTORS:

                                           S.  STEVEN  CARL

                                           KBK:

                                           KBK  FINANCIAL,  INC.

                                           By:
                                           Name:
                                           Title:
                                           Date:______________________________

STATE  OF  VIRGINIA

COUNTY  OF  PORTSMOUTH

     The foregoing instrument was acknowledged before me this 19th day of May, 2003, by S. Steven Carl as Chief Executive Officer of H.E.R.C. Products
Incorporated and of H.E.R.C. Consumer Products, Inc. and Individually, as Guarantor.

Witness  my  hand  and  official  seal.

My  Commission  expires:                    (Notary  Public)


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